     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 1997

                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------

                           EASTGROUP PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                                    MARYLAND
                          (State or other jurisdiction
                       of incorporation or organization)
                                   13-2711135
                                (I.R.S. Employer
                              Identification No.)

                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195
                                 (601) 354-3555
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                         DAVID H. HOSTER II, PRESIDENT
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195
                                 (601) 354-3555
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------

                                   Copies to:

                            JOSEPH P. KUBAREK, ESQ.
                        JAECKLE FLEISCHMANN & MUGEL, LLP
                            800 FLEET BANK BUILDING
                             TWELVE FOUNTAIN PLAZA
                            BUFFALO, NEW YORK 14202
                                 (716) 856-0600

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                           PROPOSED         PROPOSED
                                           AMOUNT           MAXIMUM          MAXIMUM         AMOUNT OF
        TITLE OF EACH CLASS OF              TO BE       AGGREGATE PRICE     AGGREGATE      REGISTRATION
     SECURITIES TO BE REGISTERED         REGISTERED      PER SHARE(1)   OFFERING PRICE(1)        FEE
----------------------------------------------------------------------------------------------------------
Shares of Common Stock, $0.0001 par
value per share.......................  500,000 shares      $19.50         $9,750,000         $2,955
==========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low sales prices of the Registrant's shares of common stock, as reported on the New York Stock Exchange, Inc. on June 11, 1997 which was $19.50.
================================================================================

                           EASTGROUP PROPERTIES, INC.
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                           JACKSON, MISSISSIPPI 39201

Dear Stockholder:

     We are pleased to offer you the opportunity to reinvest your dividends from shares of common stock of EastGroup Properties, Inc. The Dividend Reinvestment Plan (the "Plan") is a simple, convenient and expense-free way to increase your investment in EastGroup. Participation in the Plan is voluntary. You may join or withdraw from the Plan at any time you choose. In addition, you may direct the reinvestment of all or only a portion or your quarterly dividend.

     Harris Trust and Savings Bank ("Harris"), will administer the Plan. As your agent, Harris will purchase newly-issued shares with your dividends at the then-current market prices. Participants will incur NO COMMISSIONS OR OTHER CHARGES for purchases under the Plan.

     Stockholders whose shares of common stock are registered in names other than their own (for instance, in the name of a broker, bank nominee or other record holder) must either arrange participation with the broker, bank nominee or other record holder or have their shares of common stock transferred into their own names.

     The following is a summary of the Plan highlights:

          - Opportunity to invest your dividends in shares of common stock of EastGroup with no broker fee, service charges or other expenses for purchases.

          - Reinvest all or only a portion of your dividend.

          - The price per share of common stock will be the average of the high and low sales price on the cash dividend payment date.

          - Even if you own shares of common stock in the name of a broker (for instance, your shares are held in an account with a stock broker) you can join the Plan.

          - The Plan does not allow for sales of your shares or purchases through voluntary contributions.

     This Prospectus describes the features of the Plan and explains how it works. Please give it your careful consideration. Should you decide to take advantage of this Plan, simply fill out the enclosed authorization form and return it to Harris in the envelope provided.

                                          Sincerely,

                                          LELAND R. SPEED SIGNATURE
                                          Leland R. Speed
                                          Chairman and Chief Executive Officer

                           EASTGROUP PROPERTIES, INC.

                           DIVIDEND REINVESTMENT PLAN
                         500,000 SHARES OF COMMON STOCK

     The Dividend Reinvestment Plan (the "Plan") of EastGroup Properties, Inc. ("EastGroup") provides owners of EastGroup's shares of common stock, $0.0001 par value per share (the "Common Stock") with a convenient and economical way of investing cash dividends in additional shares of Common Stock without payment of any brokerage commission, service charge or other expense.

     Participants in the Plan may:

     -- have cash dividends on all of the shares of Common Stock owned by them automatically reinvested, or

     -- have cash dividends on less than all of such shares of Common Stock automatically reinvested while continuing to receive the remainder of their cash dividends.

     Common Stock needed for the Plan will be purchased from EastGroup. The price per share of Common Stock for the additional Common Stock purchased with invested dividends will be the average of the high and low sales prices for shares of Common Stock on the cash dividend payment date as reported in The Wall Street Journal (or if The Wall Street Journal is not published on that date, as reported in The New York Times or by any other appropriate method), (each such source, the "Published Authority"), for New York Stock Exchange Composite Transactions.

     If a stockholder does not wish to participate in the Plan, such stockholder will receive dividends, as declared, by check as usual.

     This Prospectus relates to authorized and unissued shares of Common Stock of EastGroup registered for purchase under the Plan.
                      ------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                      ------------------------------------

                 The date of this Prospectus is June 13, 1997.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by EastGroup. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of this Prospectus.

                             AVAILABLE INFORMATION

     EastGroup is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by EastGroup with the Commission in accordance with the Exchange Act can be inspected and copied at prescribed rates at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information are also available for inspection and copying at prescribed rates at the Commission's regional offices in New York, New York (Seven World Trade Center, 13th Floor, New York, New York 10048) and in Chicago, Illinois (Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511). The Commission maintains a Web site (http://www.sec.gov) that also contains reports, proxy statements and other information concerning EastGroup. In addition, the shares of Common Stock are listed on the New York Stock Exchange and similar information concerning EastGroup can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     EastGroup has filed with the Commission a registration statement (the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document which is filed as an exhibit to the Registration Statement are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding EastGroup and the Common Stock, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by EastGroup or its predecessor, EastGroup Properties, with the Commission and are incorporated herein by reference:

     1. EastGroup Properties' Annual Report on Form 10-K for the year ended December 31, 1996.

     2. EastGroup Properties' Quarterly Report on Form 10-Q for the three-month period ended March 31, 1997.

     All reports and other documents subsequently filed by EastGroup pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part of this Prospectus from the date of filing of such reports and documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in the Registration Statement containing this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of all documents which are incorporated herein by reference (not including the exhibits to such information unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request. Requests should be directed to EastGroup Properties, Inc., Attention: Chief Financial Officer, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201; (601) 354-3555.

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
THE COMPANY...........................................................................     4
DESCRIPTION OF THE PLAN...............................................................     4
USE OF PROCEEDS.......................................................................    11
LEGAL OPINIONS........................................................................    11
EXPERTS...............................................................................    11
INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................................    11

     Unless the context otherwise required, all references in this Prospectus to "EastGroup" shall mean EastGroup Properties, Inc. and its subsidiaries on a consolidated basis or, where the context so requires, EastGroup Properties, Inc. only, and, as the context may require, their predecessors.

                                  THE COMPANY

     EastGroup is a self-administered real estate investment trust ("REIT") which focuses on the ownership, acquisition and selective development of industrial properties primarily in major Sunbelt markets, with an emphasis on the states of Florida, Texas, Arizona and California. At March 31, 1997 EastGroup's portfolio included 28 industrial properties comprising over 4,950,000 square feet of leasable space, as well as four office buildings containing approximately 569,000 square feet of leasable space. As of March 31, 1997, the industrial portfolio was 97% leased and the office portfolio was 90% leased.

     EastGroup was incorporated under the laws of the State of Maryland on April 4, 1997. Formed as a wholly-owned subsidiary of EastGroup Properties ("Parent"), a Maryland REIT organized in 1969, EastGroup merged with Parent on June 5, 1997 (the "Merger"), pursuant to the Agreement and Plan of Merger dated April 23, 1997 by and between EastGroup and Parent. As a result of the Merger, EastGroup succeeded to the business and operations of Parent.

     EastGroup's principal executive offices are located at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195. Its telephone number is (601) 354-3555.

                            DESCRIPTION OF THE PLAN

     The following, in question and answer form, is a summary description of the provisions of the Dividend Reinvestment Plan (the "Plan") of EastGroup.

PURPOSE

     1. What is the purpose of the Plan? The purpose of the Plan is to provide owners of Common Stock with a convenient and economical way of reinvesting cash dividends in new shares of Common Stock at a price equal to market value without payment of any brokerage commission, service charge or other expense. Since new shares of Common Stock will be purchased from EastGroup, EastGroup will receive additional funds which will be used to make future acquisitions, to finance capital improvements to EastGroup's properties, to repay indebtedness and for working capital purposes.

ADVANTAGES

     2. What are the advantages of the Plan? Participants in the plan ("Participants"), may purchase Common Stock quarterly with cash dividends on all or part of the Common Stock owned of record or beneficially by them. (See Questions 4 and 5 for information on who is eligible to participate and how to participate.) The price of the Common Stock purchased with cash dividends will be one hundred percent of the market price (determined as set forth in the response to Question 12).

     Participants are not required to pay any brokerage commission, service charge or other expense in connection with purchases under the Plan. Full reinvestment of funds is possible under the Plan because the Plan permits fractions of shares of Common Stock, as well as full shares of Common Stock, to be purchased for Participants. In addition, dividends on such fractions, as well as on full shares of Common Stock, will be used to purchase additional shares of Common Stock for Participants. Participants also avoid the necessity for safekeeping certificates representing the shares of Common Stock credited to their accounts and have increased protection against loss, theft or destruction of such certificates. Furthermore, underlying certificates for shares of Common Stock already owned may be deposited by Participants for safekeeping as more fully explained in the answer to Question 17. Regular statements will provide Participants with a record of each transaction. All Common Stock purchases by reinvestment of dividends will be credited to the Participant's account representing certificated and non-certificated shares of Common Stock subject to the Plan (the "Plan Account").

ADMINISTRATION

     3. Who administers the Plan? The dividend reinvestment agent, which is currently Harris Trust and Savings Bank (the "Agent"), administers the Plan for Participants, keeps records, sends statements of account to Participants and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be registered in the Participant's name and will be credited to the Participant's Plan Account.

ELIGIBILITY AND PARTICIPATION

     4. Who is eligible to participate? All holders of record of shares of Common Stock are eligible to participate in the Plan. Beneficial owners whose shares of Common Stock are registered in names other than their own (for instance, in the name of a broker, bank nominee or other record holder) must either arrange participation with the broker, bank nominee or other record holder or have their shares of Common Stock transferred into their own names. EastGroup reserves the right to refuse to permit a broker, bank nominee or other record holder to participate in the Plan if the terms of such participation would in EastGroup's judgment result in excessive cost or burden on EastGroup.

     Stockholders who are citizens or residents of a country other than the United States, its territories and possessions should make certain that their participation does not violate local laws governing such things as taxes, currency and exchange controls, stock registration, foreign investments and related matters.

     5. How does an eligible stockholder become a Participant? In order to participate in the Plan, an eligible stockholder must properly complete the Authorization Form furnished by the Agent and return it to EastGroup Properties, Inc., c/o Harris Trust and Savings Bank, 311 West Monroe Street, P.O. Box A3309,
Attention: Dividend Reinvestment Unit, Chicago, Illinois 60690. If the shares of Common Stock of an eligible participant are registered in more than one name (e.g., joint tenants, trustees, etc.), all registered holders must sign the Authorization Form. An Authorization Form and postage-paid envelope are enclosed with this Prospectus and additional forms may be obtained at any time by written or oral request to EastGroup Properties, Inc., Attention: Chief Financial Officer, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195.

     6. What does the Authorization Form provide? The Authorization Form provides for the purchase of additional shares of Common Stock through the following investment options offered under the Plan:

     Full Dividend Reinvestment -- Reinvest cash dividends on all shares of Common Stock owned by a Participant at market price.

     Partial Dividend Reinvestment -- Reinvest cash dividends on less than all of the shares of Common Stock owned by a Participant at market price and continue to receive cash dividends on the other shares of Common Stock.

     Cash dividends on shares of Common Stock credited to the Participant's Plan Account are automatically reinvested to purchase additional shares of Common Stock.

     Stockholders who do not wish to participate in the Plan will receive cash dividends, as declared, by check as usual.

     7. Is partial participation possible under the Plan? A stockholder who desires the dividends on only some full shares of Common Stock to be reinvested under the Plan may indicate such number of shares of Common Stock on the Authorization Form under "Partial Dividend Reinvestment." Cash dividends will continue to be made on the remaining shares of Common Stock.

     8. When may an eligible stockholder join the Plan? If an Authorization Form specifying "Full or Partial Dividend Reinvestment" is properly completed and received by the Agent on or before the record date established for the payment of a particular dividend (the date of each such payment, a "Dividend Payment Date"), reinvestment of dividends will commence with that dividend payment. Dividend Payment Dates normally occur on a business day in the fourth week of March, June, September and December. If the Authorization Form is received by the Agent after the record date established for the payment of a particular dividend, then the reinvestment of dividends will not begin until the Dividend Payment Date following the next record date. Based on the current dividend payment schedule, the dates by which a Participant's Authorization Form should be received are shown below:

  TO INVEST DIVIDEND         AUTHORIZATION FORM NORMALLY MUST BE
NORMALLY PAID DURING:     RECEIVED BY THE RECORD DATE ON OR ABOUT:
----------------------    -----------------------------------------
        March                             March 15
         June                              June 16
      September                         September 16
       December                          December 16

COSTS

     9. Are there any expenses to Participants in connection with purchases under the Plan? Participants will incur no brokerage commissions, service charges or other expenses for purchases made under the Plan. Participants will be charged a $5.00 service fee in the event of the termination of his or her account, requests for certificates and the safekeeping of certificates (see Questions 13, 17, 18 and 19). Any other costs of administration of the Plan will be borne by EastGroup.

PURCHASES

     10. How many shares of Common Stock will be purchased for Participants? The number of shares of Common Stock to be purchased will be determined by the amount of the Participant's dividends being reinvested and the price of the shares of Common Stock. Each Participant's Plan Account will be credited with the number of shares of Common Stock, including fractional shares of Common Stock computed to three decimal places, equal to the amount of the dividends to be reinvested divided by the applicable purchase price.

     11. How are shares of Common Stock purchased under the Plan? At the direction of EastGroup, shares of Common Stock needed for the Plan will be purchased directly from EastGroup.

     12. How will the purchase price of shares of Common Stock be determined? The price of shares of Common Stock purchased with dividend reinvested cash will be the average of the high and low sales prices of the shares of Common Stock as reported in the Published Authority for New York Stock Exchange Composite Transactions on the Dividend Payment Date or if Common Stock is not traded on that day, on the next preceding day on which the Common Stock has been traded.

     13. Will certificates be issued to Participants for Common Stock purchased under the Plan? Although EastGroup reserves the right at any time to issue certificates for any number of shares of Common Stock in a Participant's Plan Account, Common Stock purchased under the Plan will be credited to a Participant's Plan Account and will be shown on a Participant's statement of account as noncertificated shares of Common Stock. Certificates for the shares of Common Stock purchased pursuant to the Plan will be issued to Participants upon their written request for a fee of $5.00, except that no certificates will be issued for fractional shares of Common Stock. A Participant requesting a certificate for all the shares of Common Stock in such Participant's Plan Account will receive cash for the fractional shares of Common Stock based on the then market value of any fractional shares of Common Stock.

     Dividends on any shares of Common Stock remaining in a Participant's Plan Account after issuance of certificates will continue to be reinvested in additional shares of Common Stock until participation in the Plan is terminated. Dividends on shares of Common Stock represented by certificates will be paid by check as usual unless and until the Participant submits an Authorization Form to reinvest dividends on such shares of Common Stock. (See Question 16 for instructions on certificate issuance and Questions 18 and 19 for information on termination of participation in the Plan.)

REPORTS TO PARTICIPANTS

     14. What kind of reports will be sent to Participants in the Plan? As soon as practicable after each Dividend Payment Date, a Participant in the Plan will receive a statement showing the total dividend, amount of the dividend reinvested, the purchase price per share of Common Stock, the number of shares of Common Stock purchased, the number of shares of Common Stock in the Participant's Plan Account, the number of shares of Common Stock represented by certificates held by the Participant and the total number of shares of Common Stock owned by the Participant. THESE STATEMENTS ARE A CONTINUING RECORD OF THE COST OF PURCHASES UNDER THE PLAN AND SHOULD BE RETAINED FOR TAX PURPOSES. In addition, each Participant will receive copies of EastGroup's annual and other reports to stockholders, proxy statements and income tax information for reporting dividends.

DIVIDENDS

     15. Will Participants be credited with dividends on shares of Common Stock held in their Plan Accounts? Participants enrolled in the Plan will have dividends attributable to that number of their shares of Common Stock with which they have elected to participate in the Plan as of the dividend record date (including all shares of Common Stock in the Participant's Plan Account) reinvested on the Dividend Payment Date in additional shares of Common Stock.

STOCK CERTIFICATES

     16. How may a Participant obtain certificates for Common Stock purchased under the Plan? A Participant who has purchased shares of Common Stock under the Plan may obtain certificates for those shares of Common Stock in such Participant's Plan Account at any time by requesting the Agent in writing to that effect. This notice should be mailed to EastGroup Properties, Inc., c/o Harris Trust and Savings Bank, 311 West Monroe Street, P.O. Box A3309,
Attention: Dividend Reinvestment Unit, Chicago, Illinois 60690. No certificates will be issued for fractional shares of Common Stock. A Participant requesting certificates for all the noncertificated shares of Common Stock held in a Plan Account will receive, in cash, the market value of any fractional shares of Common Stock. EastGroup reserves the right at any time to issue certificates to Participants for any shares of Common Stock in their Plan Accounts. (See Questions 18 and 19 for information on termination of participation.)

     17. May shares of Common Stock held in certificate form be deposited in a Participant's Plan Account? Yes, whether or not the Participant has previously authorized reinvestment of dividends with respect to those shares of Common Stock deposited. However, dividends on shares of Common Stock evidenced by certificates deposited in accordance with the Plan will automatically be reinvested in Common Stock. The Participant should contact the Agent (see Question 31) for the proper procedure to deposit certificates. Participants will be charged $5.00 for each transaction involving the putting of one or more certificates into safekeeping.

MODIFICATION OR TERMINATION BY A PARTICIPANT

     18. How does a Participant change or terminate participation in the Plan? A Participant may change his or her form of participation in the Plan from partial to total dividend reinvestment, from total to partial dividend reinvestment or may simply change the number of shares of Common Stock which are enrolled in dividend reinvestment by executing and delivering a new Authorization Form to the Agent (Harris Trust and Savings Bank, 311 West Monroe Street, P.O. Box A3309, Attention: Dividend Reinvestment Unit, Chicago, Illinois 60690). A Participant may terminate participation in the Plan by notifying the Agent in writing to that effect. Notices will be effective only upon receipt by the Agent. Notices to change or discontinue dividend reinvestment received by the Agent on or before any record date for dividend payment will be effective as of that date. A service charge of $5.00 will be charged by the Agent and deducted from the Participant's Plan Account in the event of termination by the Participant of his or her participation in the Plan. In order to reenter the Plan after termination, a stockholder must complete and submit a new Authorization Form (see Question 5).

     The Agent shall terminate the Participant's Plan Account upon receipt of written notice of the Participant's death or adjudication of incompetency, provided, however, in the event of any such notice, the Agent shall retain all the shares of Common Stock in the Participant's Plan Account until the Participant's legal representative has been appointed and furnished proof satisfactory to the Agent of the legal representative's right to receive such Common Stock.

     19. What happens to the uncertificated shares of Common Stock held in the Plan Account when a Participant terminates participation in the Plan? A certificate for the shares of Common Stock held in the Plan Account will be issued to the Participant upon the Participant's written request to the Agent. No fractional shares of Common Stock will be issued. Participants will receive, in cash, the market value of any fractional shares of Common Stock (see Question
16). A Participant will be charged a $5.00 service fee in the event of termination (see Question 18).

SALE OF COMMON STOCK

     20. May a Participant request that shares of Common Stock held in a Plan Account be sold? No. A Participant must terminate the account to the extent of those shares of Common Stock he or she intends to sell and the Participant is solely responsible for the sale of his or her shares of Common Stock. (See Questions 18 and 19 for information on termination of participation.)

OTHER INFORMATION

     21. What happens if EastGroup issues a stock dividend or declares a stock split? Any shares of Common Stock resulting from a stock dividend or from a stock split with respect to shares of Common Stock subject to the Plan will be added to the Participant's Plan Account.

     22. How will a Participant's shares of Common Stock in a Plan Account be voted at a meeting of stockholders? All of a Participant's shares of Common Stock, both certificated and noncertificated, will be voted by such Participant. For any meeting of stockholders, a Participant will be sent proxy material for that meeting covering all of the shares of Common Stock which such Participant owns on the record date for the meeting. A Participant may vote all of his or her shares of Common Stock in person or by proxy.

     23. Can a Participant draw checks or drafts against the Plan Account? The Participant will have no right to draw checks or drafts against the Participant's Plan Account or to give instructions to the Agent in respect of any shares of Common Stock held therein except as expressly provided in the Plan.

     24. What are the federal income tax consequences of participation in the Plan? In general, Participants will have the same federal income tax consequences with respect to dividends on their shares of Common Stock, as any other owner of shares of Common Stock. A Participant will be treated for federal income tax purposes as having received on each Dividend Payment Date a taxable dividend equal to the fair market value of the shares of Common Stock purchased (i.e., the amount that would have been received as a cash dividend which was used to purchase) plus the cash actually distributed (if any). In the case of those foreign Participants whose dividends are subject to United States federal income tax withholding, EastGroup will, to the extent permitted by law, apply an amount equal to the dividends less the amount of tax required to be withheld to the purchase of shares of Common Stock. The quarterly statements confirming purchases made for foreign Participants will indicate the amount of tax withheld. Participants in the Plan are urged to consult with their own tax advisors for more specific information.

     25. What provision is made for foreign Participants subject to income tax withholding and other Participants subject to back-up withholding? In the case of both foreign Participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding and other Participants who elect to have their dividends reinvested and who are subject to "back-up" withholding under Section 3406(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), the Agent will invest in shares of Common Stock an amount equal to such Participants' dividends less the amount of tax required to be withheld. The quarterly statements confirming purchases made for such Participants will indicate the net payment reinvested and the amount of federal income tax withheld.

     Under the "back-up" withholding rules of Section 3406(a)(1) of the Code, EastGroup is required to withhold for United States income tax purposes 31% of all dividend payments to a stockholder of EastGroup if: (i) such stockholder has failed to furnish to EastGroup his or her taxpayer identification number ("TIN"), which for an individual is his or her social security number; (ii) the Internal Revenue Service (the "Service") has notified EastGroup that the TIN furnished by the stockholder is incorrect; (iii) the Service notifies

EastGroup that back-up withholding should be commenced because the stockholder has failed to properly report interest or dividends; or (iv) the stockholder has failed to certify, under penalties of perjury, that he or she is not subject to back-up withholding. Stockholders have previously been requested by EastGroup or their broker to submit all information and certifications required in order to exempt them from back-up withholding if such exemption is available to them.

     26. What are the federal income tax consequences of participation in the Plan by an IRA, Keogh Plan, 401(k) Plan, Simplified Pension Account or any corporate employer-sponsored retirement plan? The tax consequences of participation in the Plan by retirement plans differ from those outlined above for individuals. Because the laws and regulations regarding the federal income tax consequences of retirement plan participation are complex and subject to change, a retirement plan considering such participation should consult with its own retirement plan trustees, custodians or tax advisors for specific information.

     27. What is the responsibility of EastGroup under the Plan? Neither EastGroup, the Agent nor any agent for either, in administering the Plan, is liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability (i) arising out of the failure to terminate a Participant's account upon such Participant's death prior to receipt by the Agent of notice in writing of such death; (ii) with respect to the prices and times at which shares of Common Stock are purchased for a Participant; or (iii) with respect to any fluctuation in market value before or after any purchase of shares of Common Stock. Neither the Agent, EastGroup nor any agent for either shall have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan. Since EastGroup has delegated responsibility for administering the Plan to the Agent, EastGroup specifically disclaims any responsibility for any of the Agent's actions or inactions in connection with the administration of the Plan. Neither the directors, officers or stockholders of EastGroup shall have any personal liability under the Plan.

     The Participant should recognize that neither EastGroup nor the Agent can provide any assurance of a profit or protection against loss on any shares of Common Stock purchased under the Plan.

     28. May the Plan be changed or discontinued? Although EastGroup hopes to continue the Plan indefinitely, EastGroup reserves the right to suspend or terminate the Plan at any time. EastGroup also reserves the right to make modifications to the Plan. Participants will be notified of any suspension, termination or modification of the Plan.

     EastGroup is authorized to issue such interpretations, adopt such regulations and take such action as it may deem reasonably necessary to effectuate the Plan. Any action to effectuate the Plan taken by EastGroup or the Agent in the good faith exercise of its judgment will be binding on Participants.

     29. Are there any limitations to EastGroup's obligations under the Plan? EastGroup's obligation to offer, issue or sell its shares of Common Stock under the Plan shall be subject to EastGroup's obtaining any necessary approval, authorization and consent from any regulatory authorities having jurisdiction over the issuance and sale of Common Stock. EastGroup may elect not to offer or sell its shares of Common Stock under the Plan to stockholders residing in any jurisdiction where, in the sole discretion of EastGroup, the burden or expense of compliance with applicable blue sky or securities laws make that offer or sale impracticable or inadvisable.

     30. What law governs the Plan? The terms and conditions of the Plan and its operation shall be governed by the laws of the State of Maryland.

     31. Who answers a Participant's questions or supplies information? Any inquiries or correspondence about the Plan should be addressed as follows:
Harris Trust and Savings Bank, 311 West Monroe Street, P.O. Box A3504,
Attention: Communications Team, Chicago, Illinois 60690; telephone number 1-800-942-5909.

                                USE OF PROCEEDS

     EastGroup will receive all proceeds from the sale of shares of Common Stock since they will be purchased by the Agent from EastGroup. The proceeds from the sale of shares of Common Stock will be used for general corporate purposes, including, without limitation, the acquisition and development of real estate properties, whether by acquisition of properties directly or through potential business combination transactions, the repayment of debt and to fund working capital requirements.

                                 LEGAL OPINIONS

     Certain legal matters will be passed upon for EastGroup by Jaeckle Fleischmann & Mugel, LLP, Buffalo, New York.

                                    EXPERTS

     The consolidated financial statements of EastGroup as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference in the Prospectus and Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     EastGroup's Articles of Incorporation, as amended, contain a provision authorizing EastGroup to indemnify and hold harmless, to the fullest extent permitted by Maryland law, directors and officers involved in an action, suit or proceeding.

     Section 2-418 of the Maryland General Corporation Law (the "Indemnification Statute"), the law of the state in which EastGroup is organized, empowers a corporation, subject to certain limitations, to indemnify its officers and directors against expenses, including attorneys' fees, judgments, penalties, fines, settlements and expenses, actually and reasonably incurred by them in any suit or proceeding to which they are parties unless the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith, or was the result of active and deliberate dishonesty, or the director received an improper personal benefit or, with respect to a criminal action or proceeding, the director had no reasonable cause to believe the director's conduct was unlawful.

     EastGroup has entered into an indemnification agreement (the "Indemnification Agreement") with each of its directors and officers, and the Board of Directors has authorized EastGroup to enter into an Indemnification Agreement with each of the future directors and officers of EastGroup. The Indemnification Statute permits a corporation to indemnify its directors and officers. However, the protection that is specifically afforded by the Indemnification Statute authorizes other arrangements for indemnification of directors and officers, including insurance. The Board of Directors has approved and the stockholders have ratified the Indemnification Agreement, which is intended to provide indemnification to the maximum extent allowable by, or not in violation of, or offensive to, any law of the State of Maryland.

     The Indemnification Agreement provides that EastGroup shall indemnify a director or officer who is a party to the agreement (the "Indemnitee") if he or she was or is a party to or otherwise involved in any proceeding by reason of the fact that he or she was or is a director or officer of EastGroup, or was or is serving at its request in a certain capacity of another entity, against losses incurred in connection with the defense or settlement of such proceeding. This indemnification shall be provided to the fullest extent permitted by Maryland law. This is similar to the indemnification provided by the Indemnification Statute except that indemnification is not available to the Indemnitee who is adjudged liable on the basis that a personal benefit was improperly received or who pays any amount in settlement of a proceeding without EastGroup's written consent.

======================================================

                           EASTGROUP PROPERTIES, INC.
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2292
                             PHONE: (601) 354-3555

                            ------------------------

                             AGENT FOR PARTICIPANTS
                         HARRIS TRUST AND SAVINGS BANK
                         ATTENTION: COMMUNICATIONS TEAM
                             311 WEST MONROE STREET
                                 P.O. BOX A3504
                            CHICAGO, ILLINOIS 60690
                             PHONE: 1-800-942-5909

                            ------------------------

                            CONTENTS FOR PROSPECTUS

Available Information...................    2
Incorporation of Certain Documents by
  Reference.............................    3
The Company.............................    4
Description of the Plan.................    4
Use of Proceeds.........................   11
Legal Opinions..........................   11
Experts.................................   11
Indemnification of Directors and
  Officers..............................   11

======================================================
======================================================
                           EASTGROUP PROPERTIES, INC.
                            ------------------------
                                  COMMON STOCK
                            ------------------------

                                   PROSPECTUS

                              DATED: JUNE 13, 1997

                            ------------------------

                             DIVIDEND REINVESTMENT
                                      PLAN
======================================================

               PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering contemplated by this Registration Statement:

                                       ITEM                                      AMOUNT
    ---------------------------------------------------------------------------  -------
    SEC Registration Fee.......................................................  $ 2,955
    New York Stock Exchange Listing Fee........................................        0
    Blue Sky Fees and Expenses.................................................        0
    Printing and Engraving Costs...............................................    8,000
    Accounting Fees and Expenses...............................................    1,000
    Legal Fees and Expenses....................................................    8,000
    Miscellaneous..............................................................    5,045
                                                                                 -------
      TOTAL....................................................................  $25,000
                                                                                 =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     EastGroup's Articles of Incorporation, as amended, contain a provision authorizing EastGroup to indemnify and hold harmless, to the fullest extent permitted by Maryland law, directors and officers involved in an action, suit or proceeding.

     Section 2-418 of the Maryland General Corporation Law (the "Indemnification Statute"), the law of the state in which EastGroup is organized, empowers a corporation, subject to certain limitations, to indemnify its officers and directors against expenses, including attorneys' fees, judgments, penalties, fines, settlements and expenses, actually and reasonably incurred by them in any suit or proceeding to which they are parties unless the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith, or was the result of active and deliberate dishonesty, or the director received an improper personal benefit or, with respect to a criminal action or proceeding, the director had no reasonable cause to believe the director's conduct was unlawful.

     EastGroup has entered into an indemnification agreement (the "Indemnification Agreement") with each of its directors and officers, and the Board of Directors has authorized EastGroup to enter into an Indemnification Agreement with each of the future directors and officers of EastGroup. The Indemnification Statute permits a corporation to indemnify its directors and officers. However, the protection that is specifically afforded by the Indemnification Statute authorizes other arrangements for indemnification of directors and officers, including insurance. The Board of Directors has approved and the stockholders have ratified the Indemnification Agreement, which is intended to provide indemnification to the maximum extent allowable by, or not in violation of, or offensive to, any law of the State of Maryland.

     The Indemnification Agreement provides that EastGroup shall indemnify a director or officer who is a party to the agreement (the "Indemnitee") if he or she was or is a party to or otherwise involved in any proceeding by reason of the fact that he or she was or is a director or officer of EastGroup, or was or is serving at its request in a certain capacity of another entity, against losses incurred in connection with the defense or settlement of such proceeding. This indemnification shall be provided to the fullest extent permitted by Maryland law. This is similar to the indemnification provided by the Indemnification Statute except that indemnification is not available to the Indemnitee who is adjudged liable on the basis that a personal benefit was improperly received or who pays any amount in settlement of a proceeding without EastGroup's written consent.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER                                   DESCRIPTION OF EXHIBITS
------      ---------------------------------------------------------------------------------
   5        Opinion of Jaeckle Fleischmann & Mugel, LLP (filed herewith)
  23(a)     Consent of KPMG Peat Marwick LLP (filed herewith)
    (b)     Consent of Jaeckle Fleischmann & Mugel, LLP (incorporated by reference to Exhibit
            5 hereto)
  24        Powers of Attorney (contained on page II-3)
  99        EastGroup Properties, Inc. Dividend Reinvestment Plan

ITEM 17.  UNDERTAKINGS.

     The registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF JACKSON, STATE OF MISSISSIPPI ON JUNE 12, 1997.

                                          EASTGROUP PROPERTIES, INC.

                                          By:     /s/ DAVID H. HOSTER II
                                            ------------------------------------
                                                     David H. Hoster II
                                                   President and Director

                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of David H. Hoster II and N. Keith McKey his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND THE FOREGOING POWERS OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATE INDICATED.

               SIGNATURE                                TITLE                       DATE
----------------------------------------  ---------------------------------  ------------------

          /s/ LELAND R. SPEED             Chairman of the Board and Chief      June 12, 1997
----------------------------------------  Executive Officer (Principal
            Leland R. Speed               Executive Officer)

         /s/ DAVID H. HOSTER II           President and Director               June 12, 1997
----------------------------------------
           David H. Hoster II

           /s/ N. KEITH MCKEY             Executive Vice President, Chief      June 12, 1997
----------------------------------------  Financial Officer, Treasurer and
             N. Keith McKey               Secretary

          /s/ DIANE W. HAYMAN             Controller (Principal Accounting     June 12, 1997
----------------------------------------  Officer)
            Diane W. Hayman

        /s/ ALEXANDER G. ANAGNOS          Director                             June 12, 1997
----------------------------------------
          Alexander G. Anagnos

         /s/ H. C. BAILEY, JR.            Director                             June 12, 1997
----------------------------------------
           H. C. Bailey, Jr.

          /s/ HAROLD B. JUDELL            Director                             June 12, 1997
----------------------------------------
            Harold B. Judell

           /s/ DAVID M. OSNOS             Director                             June 12, 1997
----------------------------------------
             David M. Osnos

           /s/ JOHN N. PALMER             Director                             June 12, 1997
----------------------------------------
             John N. Palmer